                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]  Filed by a Party other than the Registrant [_]


Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-12


                        SMITH BARNEY SECTOR SERIES INC.
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               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                       SMITH BARNEY SECTOR SERIES INC.:
              SMITH BARNEY GLOBAL MEDIA & TELECOMMUNICATIONS FUND
                  125 BROAD STREET, NEW YORK, NEW YORK 10004

                                                              February   , 2003

DEAR STOCKHOLDER:

   A Special Meeting of stockholders (the "Special Meeting") of Smith Barney Global Media & Telecommunications Fund (the "Fund"), a separate series of Smith Barney Sector Series Inc. (the "Company"), will be held at The Citigroup Center, 153 East 53/rd/ Street, New York, New York, 14th Floor, on April 2, 2003, at 10 a.m.

   At the Special Meeting, you will be asked to approve a plan to liquidate the Fund. The Board of Directors has determined that a complete liquidation of the Fund is advisable and in the best interests of the Fund and its stockholders. We are preparing to liquidate the Fund because of its relatively small size and its limited prospects for growth of assets. The Board's reasons for recommending this course are described more fully in the enclosed proxy statement, which you should consider carefully. The Board of Directors recommends you to approve the Plan of Liquidation adopted by the Board. As a stockholder, you cast one vote for each share you own.

   Holders of record of shares of the Fund at the close of business on February 3, 2003 are entitled to vote at the Special Meeting and at any adjournments thereof.

   If the stockholders approve the recommendation to liquidate the Fund, the Fund will send you the proceeds of the liquidation of your account. Once you receive your proceeds, you may pursue any investment option you wish.

   Your vote is important. PLEASE TAKE A MOMENT TO SIGN AND RETURN YOUR PROXY CARD(S) IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. If you prefer, you can fax the proxy card (both sides) to (800) ________ __or vote by telephone by calling (800) __________ using the xx-digit control number located on your proxy card or vote through the Internet by going to www.[website].com using the xx-digit control number on your proxy card. The Fund may also solicit proxies from shareholders by letter, telephone and/or telegraph. Voting by fax, telephone or through the Internet will reduce the time and costs associated with the proxy solicitation. When the Fund records proxies by telephone or through the Internet, it will use procedures designed to (i) authenticate shareholders' identities, (ii) allow shareholders to authorize the voting of their shares in accordance with their instructions and (iii) confirm that their instructions have been properly recorded. For more information please call 1-800-451-2010.

   Thank you for your participation in the Special Meeting.

                                          Sincerely,

                                          /S/  R. JAY GERKEN
                                          Chairman

                       SMITH BARNEY SECTOR SERIES INC.:
              SMITH BARNEY GLOBAL MEDIA & TELECOMMUNICATIONS FUND
                  125 BROAD STREET, NEW YORK, NEW YORK 10004

                              QUESTIONS & ANSWERS

   These Questions & Answers are intended to briefly summarize for you the information contained in the attached Proxy Statement. For more detailed information about the proposal to be voted on and instructions on how you can vote, please refer to the Proxy Statement and accompanying materials. No matter how many shares you own, your timely vote is very important! Thank you in advance for your vote.

WHEN AND WHERE IS THE SPECIAL MEETING?

   A Special Meeting of stockholders will be held at The Citigroup Center, 153 East 53rd Street, New York, New York, 14th Floor, on April 2, 2003 at 10:00 a.m.

WHY IS THE LIQUIDATION BEING PROPOSED?

   The Board of Directors believes that it would be in the best interest of Fund stockholders to approve the liquidation of the Fund. Accordingly, the Board of Directors has recommended liquidating the Fund's assets and distributing the proceeds to Fund stockholders and then terminating the Fund under state law. The reasons for the recommendation include, among other reasons, the low level of the Fund's assets and the distributor's belief that significant net new sales are not likely, as well as the fact that the expenses of operating the Fund remain very high as a result of the Fund's low asset levels.

HOW WILL APPROVAL OF THIS PROPOSAL AFFECT ME?

   If the proposal to liquidate the Fund is approved, the Fund's assets will be liquidated and the proceeds will be distributed to Fund stockholders. Stockholders should carefully read and consider the discussion of the proposal in the Proxy Statement.

IF THE FUND LIQUIDATES, WHAT WILL BE THE FEDERAL INCOME TAX CONSEQUENCES FOR ME?

   In connection with the liquidation of the Fund, the Fund will make a liquidating distribution. The liquidating distribution that you receive will be in exchange for your shares and will generally be taxable as a capital gain to the extent that the distribution exceeds your basis in your shares, or capital loss to the extent your basis in your shares exceeds the distribution. The capital gain or loss (if any) that you realize in the liquidating distribution will be recognized by you in your taxable year in which the distribution is received. Any such capital gain or loss will be a long-term capital gain or loss if you have owned your shares for more than one year and will be a short-term capital gain or loss if you have owned your shares for one year or less. You are urged to consult you own tax advisor regarding the tax consequences to you, in your particular circumstances, of the receipt of the liquidating distribution.

MAY I REDEEM MY SHARES PRIOR TO THE LIQUIDATION?

   Yes. You may redeem all or any portion of your shares at any time through the date shareholder approval of the Plan of Liquidation is obtained, which is expected to occur on or about April 2, 2003.

WILL MY VOTE MAKE A DIFFERENCE AND HOW CAN I VOTE?

   Yes. Your vote is needed to ensure that the proposal can be acted upon. Your immediate response will help save on delays of any further solicitations for a shareholder vote. We encourage you to participate in the governance of the Fund.

   You can vote by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage-paid envelope. Stockholders will be able to vote their shares by touchtone telephone or by Internet by following the instructions on the proxy card accompanying this Proxy Statement. To vote via the Internet or by telephone, please access the website or call the toll-free number listed on your proxy card or noted in the enclosed voting instruction. To vote via the Internet or by telephone you will need the "control number" that appears on your proxy card. Stockholders can also vote in person at the meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

   After careful consideration, the Board of Directors unanimously recommends that you vote "FOR" the proposed liquidation of the Fund.

HOW DO I CONTACT YOU?

   If you have any questions, call the Fund toll free at 1-800-451-2010.

                        SMITH BARNEY SECTOR SERIES INC.
              SMITH BARNEY GLOBAL MEDIA & TELECOMMUNICATIONS FUND
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                                              February   , 2003

TO THE STOCKHOLDERS OF SMITH BARNEY GLOBAL MEDIA & TELECOMMUNICATION FUND:

   A Special Meeting of Stockholders of Smith Barney Global Media & Telecommunication Fund (the "Fund"), a separate series of Smith Barney Sector Series Inc. (the "Company"), will be held at The Citigroup Center, 153 East 53rd Street, New York, New York, 14th Floor, on April 2, 2003, at 10 a.m., for the purpose of considering and voting upon:

      1.  The approval of a Plan of Liquidation (Proposal 1); and

      2. Any other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

   The Board of Directors recommends that you vote in favor of Proposal 1.

   The close of business on February 3, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting of Stockholders or any adjournment(s) or postponement(s) thereof. You are invited to attend the Special Meeting, but if you cannot do so, please complete and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. You may also vote via telephone, fax or the Internet. Any Stockholder attending the Special Meeting may vote in person even though a proxy has already been returned. You may change your vote even though a proxy has been returned by written notice to the Fund by submitting a subsequent proxy using the mail, telephone, fax or the Internet or by voting in person at the Special Meeting. Your vote is important no matter how many shares you own.

   If you have any questions about the proposals to be voted on, or need help completing the proxy card or otherwise voting, please call 1-800-451-2010.

                                          By Order of the Board of Directors,

                                          CHRISTINA T. SYDOR
                                          Secretary

                     INSTRUCTIONS FOR SIGNING PROXY CARDS

   The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

      1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

      2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration on the proxy card.

      3. Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration                                  Valid Signature

Corporate Accounts
   (1) ABC Corp.............................. ABC Corp. (by John Doe, Treasurer)
   (2) ABC Corp.............................. John Doe, Treasurer
   (3) ABC Corp. c/o John Doe, Treasurer..... John Doe
   (4) ABC Corp. Profit Sharing Plan......... John Doe, Trustee

Trust Accounts
   (1) ABC Trust............................. Jane B. Doe, Trustee
   (2) Jane B. Doe, Trustee a/t/d 12/28/78... Jane B. Doe

Custodian or Estate Accounts
   (1) John B. Smith, Cust.
       f/b/o John B. Smith, Jr. UGMA......... John B. Smith
   (2) John B. Smith......................... John B. Smith, Jr., Executor

                       SMITH BARNEY SECTOR SERIES INC.:
              SMITH BARNEY GLOBAL MEDIA & TELECOMMUNICATIONS FUND
                  125 BROAD STREET, NEW YORK, NEW YORK 10004

                                PROXY STATEMENT
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 2, 2003

   This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Smith Barney Sector Series Inc. (the "Company") for use at a special meeting of stockholders of Smith Barney Global Media & Telecommunications Fund (the "Fund"), a separate series of the Company and at any adjournment(s) thereof (the "Meeting"). The Meeting will be held at The Citigroup Center, 153 East 53rd Street, New York, New York, 14th Floor, on April 2, 2003, at 10 a.m. for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about February 13, 2003.

   Stockholders who execute proxies retain the right to revoke them in person at the Meeting or by written notice received by the Secretary of the Company at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the proposal set forth below (the "Proposal"). The close of business on February 3, 2003 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Each stockholder is entitled to one vote for each full share (a "Share") of common stock of the Fund and an appropriate fraction of a vote for each fractional Share held of record on the Record Date, with no Shares having cumulative voting rights. The number of Shares of the Fund issued and
outstanding as of the Record Date is       .

   A quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding Shares of the Fund entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve or reject the Proposal in this proxy statement are not received, the persons named as proxies may propose one or more adjournments of the Meeting to a date not more than 120 days after the Record Date to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those Shares present at the Meeting in person or by proxy. The persons named as proxies will vote those proxies, which they are entitled to vote FOR or AGAINST any such proposal at their discretion.

   The principal executive office of the Company is located at 125 Broad Street, New York, New York 10004.

   Smith Barney Fund Management LLC ("SBFM"), whose principal business address is 399 Park Avenue, New York, New York 10022, serves as investment manager to the Fund. SBFM is a wholly-owned subsidiary of Citigroup Inc. Citigroup Asset Management Ltd. ("CAM"), whose principal business address is Citigroup Centre, Canada Square, Canary Wharf, London, E14 5LB, serves as investment subadviser to the Fund. CAM is a wholly-owned subsidiary of Citigroup Inc.

                                  PROPOSAL 1:

                      APPROVAL OF THE PLAN OF LIQUIDATION

BACKGROUND

   The Fund commenced operations on August 14, 2000. The Fund seeks long-term capital appreciation by investing at least 80% of the value of its net assets, plus any borrowings for investment purposes, in securities of companies principally engaged in the development, production, sale and distribution of goods or services used in the broadcast and media industries, as well as companies engaged in design, development, manufacture, distribution, or sale of communications services and equipment and companies that are involved in supplying equipment or services to such companies. The media and telecommunications sector includes, without limitation, advertising companies; companies that own, operate, or broadcast free or pay television, radio, or cable stations, theaters or film studios; television and movie programming, broadcasting and Internet access. SBFM receives a monthly management fee at an annual rate of 0.80%. From time to time SBFM or its affiliates have waived fees payable to them in whole or in part. Any such waiver will reduce the expense of the Fund, and accordingly, have a favorable impact on its performance.

REASONS FOR THE PROPOSAL

   Notwithstanding the marketing of the Fund's Shares, growth in the Fund's assets has been slow. During the period from commencement of operations through December 31, 2002, assets of the Fund reached a level of only approximately $4.5 million. Marketing efforts, including the waiver of fees by Fund service providers and the assumption of Fund expenses by SBFM, did not significantly increase the size of the Fund.

   Sales of the Fund's Shares have not been sufficient to allow the Fund to reach a size adequate, in the judgment of the Board, to spread expenses over a sufficient asset base to realize a satisfactory return to stockholders. Since the inception of the Fund, SBFM has waived all or a portion of its fees and assumed a significant portion of the expenses of the Fund. In the absence of such waiver and assumption, the Fund's return to stockholders would have been significantly lower.

   The officers of the Fund investigated what, if any, additional steps or alternative courses would best serve the interest of stockholders. The Fund sought to determine whether mergers or transfers of assets would be possible, and if it would produce desirable results for stockholders. After reviewing current market conditions, the relatively small size of the Fund and the time required to effect a transaction, management of the Fund believed that the expense of a merger with or transfers of assets to another mutual fund are greater than the benefits stockholders of the Fund could expect to realize from such a transaction, even if a fund with a comparable investment focus that would be willing to engage in such transaction could be identified.

   At a meeting held on January 29, 2003, the Board considered various alternatives for the Fund, including (i) increasing the size of the Fund through special marketing efforts, (ii) merging the Fund with another investment company with similar focus, and (iii) liquidating the Fund. The Board believed that further marketing efforts would not be successful in increasing the Fund's size sufficiently to permit the Fund to assume the payment of all its expenses. The merger of the Fund with a similar investment company was not considered a viable option.

   The Board also reviewed the Fund's expenses that had been assumed by SBFM during the life of the Fund, the efforts and expenses of the Distributor to distribute shares of the Fund, and the effect of the operating expenses on the historic and anticipated returns to stockholders. The Board of Directors considered that SBFM had not been able to collect or retain any significant fees during the life of the Fund, that there would be no prospect that this would change in the near future. Because the Fund has not been able to achieve greater total assets, the operating expense ratio for the Fund's shares has remained relatively high. SBFM has waived all of its investment advisory fees and administration fees for the fiscal year ended October 31, 2002. In addition, SBFM reimbursed the Fund for expenses of $68,944. After these fee waivers and reimbursement arrangements, the operating expense ratio for the fiscal year ended October 31, 2002 was 1.50% for Class A shares, 2.25% for Class B shares and 2.25% for Class L shares. There were no Class Y shares outstanding during the last fiscal year. Without such fee waivers and reimbursements by SBFM, the operating expense ratio would have been 3.61% for Class A shares, 4.43% for Class B shares and 4.37% for Class L shares.

   The Board of Directors concluded that an increase in Fund expenses attributable to the likely discontinuance of the fee waiver and assumption of expenses in the future, especially when added to the expenses of the Fund presently paid directly by the Fund, would significantly reduce the Fund's returns. Moreover, the presence of larger funds with similar objectives better able to operate on an efficient basis and provide higher returns to stockholders, make it unlikely that the Fund could achieve a significant increase in asset size and achieve economies of scale. The Board of Directors therefore concluded that it would be in the best interest of the stockholders of the Fund to liquidate the Fund promptly. Accordingly, at the January 29th meeting of the Board of Directors of the Company, the Directors approved the liquidation and termination of the Fund.

SUMMARY OF PLAN OF LIQUIDATION

   The Board of Directors has approved the Plan of Liquidation (the "Plan") attached as Exhibit A, which is summarized below:

      1. Adoption of the Plan and Termination of Business Operations. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by stockholders. The Fund will cease to conduct business as soon as reasonably practicable following the Effective Date.

      2. Liquidation and Distribution of Assets. As soon as practicable after the Effective Date, depending on market conditions and consistent with the terms of the Plan, SBFM shall have the authority to engage in such transactions as may be appropriate for the Fund's liquidation and termination. The Fund shall set aside a reserve for any liabilities, including contingent liabilities, that it may incur.

      3. Distribution to Stockholders. As soon as practicable after the Effective Date, the Fund shall liquidate and distribute pro rata on the date of liquidation to its stockholders of record on the Effective Date all of its remaining assets of the Fund in complete cancellation and redemption of all outstanding shares of the Fund.

      4. Amendment or Abandonment of the Plan. The Board is authorized to modify or amend the Plan at any time without stockholder approval if it determines that such action would be in the best interests of the Fund and stockholders. However, any amendment which the Board determines would be materially and adversely prejudicial to the interest of stockholders will be submitted to the stockholders for approval. In addition, the Board may abandon the Plan without approval at any time if it determines this to be in the best interests of the Fund and stockholders.

      5. Expenses. The expenses incurred in carrying out the terms of the Plan shall be borne by SBFM or its affiliates.

FEDERAL INCOME TAX CONSEQUENCES

   The following summary provides general information with regard to the federal income tax consequences to stockholders on receipt of the Liquidation Distribution from the Company pursuant to the provisions of the Plan. However, the Company has not sought a ruling from the Internal Revenue Service (the "Service") with respect to the liquidation of the Fund. The statements below are, therefore, not binding upon the Service, and there can be no assurance that the Service will concur with this summary or that the tax consequences to any stockholder upon receipt of the Liquidation Distribution will be as set forth below.

   The information below is only a summary of some of the federal tax consequences generally affecting the Company and its individual U.S. stockholders resulting from the liquidation of the Fund. This summary does not address the particular federal income tax consequences applicable to stockholders other than U.S. individuals nor does it address state or local tax consequences. The tax consequences discussed herein may affect stockholders differently depending on their particular tax situations unrelated to the Liquidation Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Stockholders are encouraged to consult their personal tax advisers concerning their particular tax situations and the impact thereon on receiving the Liquidation Distribution. The receipt of the Liquidation Distribution may result in tax consequences that are unanticipated by stockholders. This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect.

   For federal income tax purposes, a stockholder's receipt of the Liquidation Distribution will be a taxable event and will be treated as a sale of the stockholder's shares of the Fund in exchange for the Liquidation Distribution. Each stockholder will recognize a gain or loss in an amount equal to the difference between the Liquidation Distribution he or she receives from the Company and the adjusted tax basis in his or her shares. If the shares are held as a capital asset, the gain or loss will generally be characterized as a capital gain or loss. If the shares have been held for more than one year, any such capital gain will constitute a long-term capital gain taxable to individual stockholders at a maximum rate of 20%, and any loss will constitute a long-term capital loss. If at the time of receiving the Liquidation Distribution, the stockholder has held the shares for not more than one year, any such capital gain or loss will generally be a short-term capital gain or loss. If, however, the stockholder has held the shares for six months or less and has received long-term capital gains distributions with respect to the shares, any loss realized will be a long-term capital loss to the extent of such long-term capital gains distributions.

   If a stockholder has failed to furnish a correct taxpayer identification number or has failed to certify that he or she has provided a correct taxpayer identification number and that he or she is not subject to "backup withholding," the stockholder may be subject to a 30% backup withholding tax with respect to the Liquidation Distribution. An individual's taxpayer identification number is his or her social security number. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

   Stockholders will be notified of their respective shares of ordinary and capital gains dividends for the Fund's final fiscal year in normal tax-reporting fashion.

APPRAISAL RIGHTS

   Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

REDEMPTION OR EXCHANGE OF SHARES

   The Fund has been closed to purchases of new Shares, except for dividend reinvestment purchases. Of course, you may still redeem all or any portion of your Shares at any time through the date Stockholder approval of the Plan of Liquidation is obtained, which is expected to occur on or about April 2, 2003.

   You are also eligible to exchange your shares for, or apply the proceeds you receive upon redemption of your shares or liquidation of the Fund towards, the purchase of corresponding Classes of shares of any Smith Barney open-end investment company (mutual fund) without the imposition of a sales charge. This privilege is available for a limited period expiring 30 days after the liquidation of the Fund. If you wish to exercise this privilege before receipt of your liquidation distribution, please call the Fund at 1-800-451-2010 or the Smith Barney Shareholder Services Group at 1-800-451-2010. If you wish to exercise this privilege after receipt of your liquidation distribution, please call the Smith Barney Shareholder Services Group at 1-800-451-2010.

REQUIRED VOTE

   Approval of Proposal 1 requires the affirmative vote of a majority of the Fund's outstanding shares of common stock as of the Record Date. The Board recommends that the stockholders vote FOR the proposed liquidation of the Fund pursuant to the provisions of the Plan of Liquidation. The effect of abstentions and Broker Non-Votes, as defined below, is the same as a vote cast against the Proposal. However, abstentions and Broker Non-Votes will be recorded as present at the Meeting for the determination of a quorum. "Broker Non-Votes" are shares held in the name of a broker or nominee for whom an executed proxy is received by the Fund, but are not voted on the Proposal because voting instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

   If the stockholders do not approve the proposal, the Fund will continue to exist as a registered investment company and operate in accordance with its stated objective and policies. The Board would then meet to consider what, if any, steps to take in the best interests of stockholders.

                            ADDITIONAL INFORMATION

INVESTMENT MANAGER, PRINCIPAL UNDERWRITER AND ADMINISTRATOR

   The Fund's investment manager is SBFM, located at 399 Park Avenue, New York, New York. Salomon Smith Barney Inc. serves as the distributor of the Fund. Its principal address is 388 Greenwich Street, New York, New York 10013.

BENEFICIAL OWNERSHIP

   Exhibit B contains information about the beneficial ownership by stockholders of 5% or more of the Fund's outstanding shares, as of the Record Date. On that date, the Directors and officers of the Company, individually and as a group, owned beneficially less than 1% of the Fund's outstanding shares.

STOCKHOLDER PROPOSALS

   The Fund is not required, and does not intend, to hold regularly scheduled annual meetings of stockholders. Stockholders wishing to submit proposals for consideration for inclusion in a proxy statement for a subsequent stockholder meeting should send their written proposal to the Secretary of the Fund at 300 First Stamford Place, Fourth Floor, Stamford, Connecticut 06902, in order that they are received within a reasonable time before any such meeting.

ANNUAL AND SEMI-ANNUAL REPORTS TO STOCKHOLDERS

   The Fund will furnish, without charge, a copy of the Fund's most recent annual or semi-annual report to a stockholder of the Fund upon request. Any such request should be directed to the Fund's transfer agent, Citicorp Trust Bank, fsb. at 1-800-451-2010. The transfer agent's principal address is 125 Broad Street, New York, New York 10004.

OTHER BUSINESS

   The Board of Directors does not know of any other matter which may come before the Meeting. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy card to vote thereon in accordance with their judgment.

EXPENSES OF PROXY SOLICITATION

   The costs of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by SBFM or one of its affiliates. Proxies may also be solicited personally by officers of the Fund and by regular employees of SBFM or their respective affiliates, or other representatives or agents of the Fund, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by SBFM or one of its affiliates for out-of-pocket expenses incurred in this connection.

February   , 2003

                                   EXHIBIT A

                            PLAN OF LIQUIDATION OF
                    GLOBAL MEDIA & TELECOMMUNICATIONS FUND
                                      OF
                        SMITH BARNEY SECTOR SERIES INC.

   Smith Barney Sector Series Inc., a Maryland corporation (the "Company"), shall proceed to a complete liquidation of the Smith Barney Global Media & Telecommunications Fund (the "Fund"), a series of the Company, according to the procedures set forth in this Plan of Liquidation (the "Plan"). The Plan has been approved by the Board of Directors of the Company (the "Board") as being advisable and in the best interests of the Fund and its stockholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund (the "Stockholders"), voting in the aggregate without regard to class, for their adoption or rejection at a special meeting of the Stockholders of the Fund and has authorized the distribution of a Proxy Statement in connection with the solicitation of proxies for that meeting (the "Proxy Statement"). Upon Stockholder approval of the Plan, the Fund shall be completely liquidated and terminated in accordance with the requirements of the Maryland General Corporation Law (the "MGCL"), the Company's Articles of Incorporation and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

      1. Adoption of Plan. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is approved by the Stockholders.

      2. Liquidation and Distribution of Assets. As soon as practicable after the Effective Date depending on market conditions and consistent with the terms of this Plan, the Fund and the Fund's investment adviser, Smith Barney Fund Management LLC ("SBFM"), shall have the authority to engage in such transactions as may be appropriate for the Fund's liquidation and termination, including, without limitation, the consummation of the transactions described in the Proxy Statement.

      3. Provisions for Liabilities. The Fund shall pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations of the Fund, including, without limitation, contingent liabilities, all from Fund assets.

      4. Distribution to Stockholders. As soon as practicable after the Effective Date, the Fund shall liquidate and distribute pro rata on the date of its liquidation (the "Liquidation Date") to the Stockholders of record on the Effective Date all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (ii) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund's books.

   Each Stockholder not holding stock certificates of the Fund will receive a Liquidating Distribution equal to the Stockholder's proportionate interest in the net assets of the Fund. Each Stockholder holding stock certificates of the Fund will receive a confirmation showing such Stockholder's proportionate interest in the net assets of the Fund with an advice that such Stockholder will be paid in cash upon return of the stock certificate. All Stockholders will receive information concerning the sources of the Liquidation Distribution.

      5. Articles of Amendment. Subject to Stockholder approval, following the complete liquidation of the Fund and pursuant to the MGCL, the Company shall file Articles of Amendment (the "Articles") with the Maryland State Department of Assessments and Taxation canceling the outstanding shares of the Fund.

      6. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without Stockholder approval if it determines that such action would be advisable and in the best interests of the Fund and the Stockholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Stockholders, such an amendment or modification will be submitted to the Stockholders for approval. In addition, the Board may abandon this Plan without Stockholder approval at any time prior to the liquidation of the Fund if it determines that abandonment would be advisable and in the best interests of the Fund and the Stockholders.

      7. Powers of Board and Officers. The Board and the officers of the Company are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and termination of the Fund in accordance with the Code and the MGCL, including, without limitation, withdrawing any state registrations of the Fund and/or its shares, withdrawing any qualification to conduct business in any state in which the Company is so qualified solely with respect to the Fund and the preparation and filing of any tax returns.

      8. Termination of Business Operations. As soon as practicable upon approval of this Plan by the Stockholders, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation and termination.

      9. IRS Form. Within 30 days of the Liquidation Date, the Fund will file with the Internal Revenue Service a completed Form 966 (Corporate Dissolution or Liquidation).

      10. Expenses. The expenses of carrying out the terms of this Plan shall be borne by SBFM, whether or not the liquidation contemplated by this Plan is effected.

Dated: January 29, 2003

                                   EXHIBIT B

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

   As of February 3, 2003, the following stockholders were known to the Company to own beneficially 5% or more of the Shares of the Fund:

                                                   PERCENTAGE OF
                                                 ------------------
                                                 SHARES OUTSTANDING
            NAME AND ADDRESS OF BENEFICIAL OWNER OWNED  FUND SHARES
            ------------------------------------ ------ -----------

                         SMITH BARNEY SECTOR SERIES INC.
               SMITH BARNEY GLOBAL MEDIA & TELECOMMUNICATIONS FUND

SPECIAL MEETING OF STOCKHOLDERS -- _______________, 2003.

This Proxy is Solicited on Behalf of the Directors

The undersigned holder of shares of the Smith Barney Global Media & Telecommunications Fund (the "Fund"), a separate series of Smith Barney Sector Series Inc. (the "Company"), hereby appoints R. Jay Gerken, Lewis E. Daidone, Christina T. Sydor, and Michael Kocur, proxies with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Fund to be held at The Citigroup Center, 153 East 53rd Street, New York, New York, 14th Floor, on April 2, 2003, at 10a.m. and at any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the enclosed Notice of Special Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.


Vote via Facsimile: 1-888-796-9932
Vote via the Internet: https://vote.proxy-direct.com

Vote via Telephone: 1-800-597-7836
Control Number: 999 9999 9999 999


Please indicate your vote by an "X" in the appropriate box on the reverse side. This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted FOR Proposal 1. Please refer to the Proxy Statement for a discussion of the Proposal.

Please Sign, Date and Return the Proxy Promptly
          Using the Enclosed Envelope.


 Dated:_________________________________, 2003


-----------------------------------------------


-----------------------------------------------
    Signature(s), Title(s), if applicable

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.


-----------------------------------------------


-----------------------------------------------

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

|X| Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE A FINE POINT PEN. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

1. The approval of the Plan of Liquidation of the Fund, as adopted by the Board of Directors.

[_] FOR   [_] AGAINST   [_] ABSTAIN

NOTE YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE